                                                                   EXHIBIT 10.53


                      COMBINED QUOTA SHARE AND AGGREGATE EXCESS OF LOSS
                              REINSURANCE AGREEMENT


ARTICLE                                                                 PAGE
-------                                                                 ----
BUSINESS COVERED                                                          2
COMMENCEMENT AND TERMINATION                                              2
TERRITORY AND INURING REINSURANCE                                         3
EXCLUSIONS                                                                3
COVERAGES AND AGGREGATE LIMITS                                            4
DEFINITIONS                                                               5
NET RETAINED LIABILITY                                                    8
SECTION A:  ADVANCE AND ACTUAL CONSIDERATION, SECTION B:
        ACTUAL CONSIDERATION, ADDITIONAL COVERAGE
        CONSIDERATION AND CEDING COMMISSION, AND REINSURERS'
        EXPENSE CHARGE                                                    8
OFFSET AND SECURITY                                                      10
REPORTS AND LOSS SETTLEMENTS                                             11
FUNDS WITHHELD ACCOUNT AND INTEREST CREDIT                               13
LIABILITY OF THE REINSURERS AND CURRENCY                                 14
COMMUTATION                                                              15
EXCESS OF ORIGINAL POLICY LIMITS                                         15
EXTRA CONTRACTUAL OBLIGATIONS                                            15
DELAYS, ERRORS AND OMISSION                                              16
ACCESS TO RECORDS                                                        16
ACTUARIAL REVIEW                                                         17
LOSS RESERVE AND ADVANCE PREMIUM FUNDING                                 17
FUNDS WITHHELD TRUST ACCOUNT                                             17
INSOLVENCY                                                               18
ARBITRATION                                                              19
CHANGES IN ADMINISTRATIVE PRACTICE                                       20
TAXES                                                                    20
SERVICE OF SUIT                                                          20
NO ASSIGNMENT                                                            21
INTERMEDIARY                                                             21

              COMBINED QUOTA SHARE AND AGGREGATE EXCESS OF LOSS
                            REINSURANCE AGREEMENT
                    (hereinafter referred to as "Treaty")



        THIS AGREEMENT is made and entered into by and between MIIX INSURANCE COMPANY, a New Jersey corporation (hereinafter called the "Ceding Company") of the one part, and HANNOVER REINSURANCE (IRELAND) LIMITED/E + S REINSURANCE (IRELAND) LIMITED. (hereinafter called the "Reinsurers") of the other part.

        In consideration of the mutual covenants hereinafter contained and upon the terms and conditions hereinbelow set forth, the parties hereto agree as follows:

BUSINESS COVERED

        This Treaty shall indemnify the Ceding Company with respect to Ultimate Net Losses which may accrue to the Ceding Company under any and all Policies subject to the Terms and Conditions of this Treaty.

        As respects all coverages hereon, the Reinsurers shall provide coverage on a risks attaching basis for each Coverage Year in respect of all of the Ceding Company's Policies underwritten during each respective Coverage Year. Premiums received in advance of each Coverage Year are deemed to be part of the Subject Net Written Premium for that Coverage Year. Coverage shall in all cases follow the underlying basis of coverage of the original Policies written by the Ceding Company. For all purposes, the "Permanent Protection Policies (PPP)" written by the Ceding Company shall in all cases be deemed to cover on a losses occurring during basis of underlying coverage. Reinsurers shall be subject to all of the conditions of the PPP including policy limits and the aggregate limit formula under the extended reporting coverage therein.

        Reinsurers shall remain liable for all losses covered as detailed above during the Term until all such losses are paid or this Treaty is commuted.

COMMENCEMENT AND TERMINATION

        This Treaty is effective November 1, 2000, 12:01 a.m., Eastern Standard Time, and shall remain continuously in effect thereafter unless terminated. Either party may terminate this Treaty at any November 1st by giving the other party not less than 90 (ninety) days prior written notice by certified mail. Unless otherwise mutually agreed, reinsurance hereunder on Business Covered in force at the effective date of termination shall remain in full force and effect until expiration, cancellation or next anniversary of such business, whichever first occurs, but in no event beyond 12 months following the effective date of termination plus any extension of coverage for extended reporting provided under the original policies of the Ceding Company.

        Should this Treaty expire while a loss is in progress, the Reinsurers shall be responsible for the loss in progress in the same manner and to the same extent they would have been responsible had the Treaty expired the day following the conclusion of the loss in progress.

TERRITORY AND INURING REINSURANCE

        This Treaty will cover Policies written within the United States of America. All other Reinsurance Agreements that inure to the benefit of this Treaty shall be deemed in place until all liability of the Reinsurers hereon is finalized by payment of all losses or commutation.

EXCLUSIONS

        This Treaty shall not apply to and specifically excludes the following:

               A.     Workers' Compensation Insurance;

               B. All liability of the Ceding Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency Fund" includes any guaranty fund, plan, pool, association, fund or other arrangement, however denominated, established or governed, which provides for any assessment of or payment or assumption by the Ceding Company of part or all of any claim, debt, charge, fee or other obligation or an insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

               C. Nuclear risks as defined in the "Nuclear Incident Exclusion Clause - Liability Reinsurance - USA" except for incidents arising from Nuclear Medicine attached to and forming part of this Treaty.

               D. Any business derived from participation in any Pool, Association or Syndicate.

               E. War Risks, in accordance with the North America War Exclusion Clause attached hereto.

               F. Unallocated Loss Adjustment Expenses as described in paragraph D of the DEFINITIONS Article;





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

               G. Underlying Provider Stop Loss Policies written by the Ceding Company.

               H.     Financial Guaranty and Insolvency business.

COVERAGES AND AGGREGATE LIMITS

        Section A - 75% Quota Share Coverage

               Reinsurers shall indemnify the Ceding Company for 75% (seventy-five percent) quota share of Ultimate Net Loss arising from covered losses for each applicable Coverage Year during the Term of this Treaty subject to the Section A Aggregate Limit hereon. This quota share shall be in respect of the Business Covered exposure period related to Section A Advance Consideration only.

               This Section A Quota Share Coverage can be converted to Section B Aggregate Excess of Loss Coverage during the first quarter retroactive to January 1st of any applicable Coverage Year. This conversion is at the mutual agreement of the Ceding Company and the Reinsurers and is subject to the following conditions not being present prior to the conversion date:

                      1.     The Ceding Company's A.M. Best Rating falls below
                             B+; and

                      2. The Ceding Company's surplus drops below $60,000,000 (sixty million dollars).

               If both of these conditions are present during the first quarter, then the Section A Quota Share Coverage cannot be converted into the Section B Aggregate Excess of Loss Coverage for the applicable Coverage Year.

               If Section A is not converted to Section B, the Ceding Company shall track the advance premium by policy to the coverage time afforded by the advance premium under each policy. Section A shall cover the Ceding Company on the basis of the coverage of the underlying original Policies during such advance premium coverage time.

               The Aggregate Limit for each Section A Coverage Year shall equal 167% (one hundred sixty-seven percent) of Section A Advance Consideration. If Section A is converted to Section B, the Aggregate Limit for Section A shall be $0 (zero dollars) for the respective Coverage year.

        Section B--Aggregate Excess of Loss Coverage

               Should the Ceding Company's Loss Ratio exceed 75% (seventy-five percent) of the SNWP (hereinafter called the Retention), the Reinsurers shall be liable for 100% (one hundred percent) of the paid amount of Ultimate Net Losses





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

        in excess of the Retention subject to a maximum Aggregate Limit of 75% (seventy-five percent) of SNWP or $200,000,000 (two hundred million dollars) whichever is the lesser. The Reinsurers' maximum liability shall be subject to further limitation such that no more than $20,000,000 (twenty million dollars) Ultimate Net Loss in all shall be recoverable from the Reinsurers in respect of losses emanating from a loss layer of $7,000,000 (seven million dollars) Ultimate Net Loss, each and every loss, in excess of $3,000,000 (three million dollars) Ultimate Net Loss, each and every loss.

               This aggregate excess coverage shall cover the Ceding Company on the basis of the coverage of the original Policies. If the Section A Quota Share Coverage is converted to this Section B Aggregate Excess of Loss Coverage, then this Section B shall also cover the Ceding Company's original Policies pertaining to advance premium deposits received through December 31st preceding the respective Coverage Year. If Section A is not converted to Section B, Section B shall not cover the original policies during the coverage time pertaining to advance premium deposits received through December 31st preceding the respective Coverage Year.

DEFINITIONS

A. "Cumulative Subject Net Written Premiums" (SNWP) shall mean for the respective Coverage Year, the cumulative Net Written and Assumed Written Premium Income less cancellations and returns and less premiums paid for all other reinsurances for the Coverage Year, except for the Non-Traditional Reinsurance Agreements which shall be disregarded for the calculation of SNWP.

               If the Section A Quota Share Coverage is converted to the Section B Aggregate Excess of Loss Coverage, SNWP shall include all direct advance premium for the Coverage Year. If the Section A Quota Share Coverage is not converted to Section B Aggregate Excess of Loss Coverage, SNWP shall exclude the SNWP related to all the direct advance premium for the respective Coverage Year. Direct advance premium refers to all actual amounts collected by the Ceding Company from its insureds in advance of the respective Coverage Year.

B. "Non-Traditional Reinsurance Agreements" shall mean any reinsurance agreement which allows for Profit Sharing (or any other form of contractual adjustment) exceeding 25% (twenty-five percent) of initial reinsurance premium paid.

C. The term "Ultimate Net Loss" means the actual loss including any and all vicarious liability, arising from a Loss Occurrence as covered in accordance with the BUSINESS COVERED Article, including pro rata Loss Adjustment Expense, 90% (ninety percent) of Loss in Excess of Policy Limits and 90% (ninety percent) of Extra Contractual Obligations, and including losses incurred but not yet reported, all paid, payable or to be paid by the Ceding Company after making






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

        deductions for all recoveries, salvages, subrogations and all claims on inuring reinsurance, whether such reinsurance is collectible or not; provided, that in the event of the insolvency of the Ceding Company, payment by the Reinsurers shall be made in accordance with the provisions of the INSOLVENCY Article. Nothing herein shall be construed to mean that losses under this Treaty are not recoverable until the Ceding Company's Ultimate Net Loss has been ascertained.

               Ultimate Net Loss shall exclude from coverage hereon, all combined Excess of Policy Limits and Extra Contractual Obligations liability in excess of $16,875,000 (sixteen million eight hundred and seventy-five thousand dollars) any one loss occurrence or claim first made and $33,750,000 (thirty three million seven hundred and fifty thousand dollars) in the aggregate for each Coverage Year. Both of these amounts shall be after applying the 90% (ninety percent) factor for Excess of Policy Limits/Extra Contractual Obligations coverage. The $16,875,000 (sixteen million eight hundred and seventy-five thousand dollars) therefore, relates to $18,750,000 (eighteen million seven hundred and fifty thousand dollars) of Excess of Policy Limits/Extra Contractual Obligations liability from ground up in respect of a single occurrence and $33,750,000 (thirty three million seven hundred and fifty thousand dollars) relates to $37,500,000 (thirty seven million five hundred thousand dollars) of aggregate Excess of Policy Limits/Extra Contractual Obligations Ultimate Net loss for each Coverage Year.

D. "Loss Adjustment Expense" means all costs and expense allocable to a specific claim or claims that are incurred by the Ceding Company in the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim, including court costs and costs of supersedeas and appeal bonds, and including a) pre-judgment interest, unless included as part of the award or judgment; b) post-judgment interest; and c) legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto. Loss Adjustment Expense does not include Unallocated Loss Adjustment Expense. Unallocated Loss Adjustment Expense includes, but is not limited to salaries and expenses of employees, and office and other overheads.

E. "Policies" means any and all original policies, contracts, and binders of insurance or reinsurance underwritten by the Ceding Company, issued in the states of New Jersey and Pennsylvania to individual and/or groups of physicians and/or dentists and classified under the listing below:

               Medical and Dental Practitioner Professional Liability
                      (including HIV Endorsement Coverage)*
               Directors and Officers Liability
               All Property and other Coverages as provided in conjunction with
                      Professional Liability Coverages.
               Property Highly Protected Risk Assumed.
               Medical Office Policy Coverages
               Other Health Care Institution Liability
               Professional Premises Liability
               Commercial General Liability
               Excess Umbrella Liability
               Errors and Omissions Liability

               "Policies" shall also mean assumed reinsurance from Lawrenceville Re, Ltd. of Bermuda (Lawrenceville Re), and Lawrenceville Property and Casualty Insurance Company (LP&C), in respect of assumed reinsurance underwritten by Lawrenceville Re and original policies, contracts, and binders of insurance or reinsurance underwritten by LP&C and classified as:

                      Medical and Dental Practitioner Professional Liability
               (including HIV Endorsement Coverage - but only to the extent the underlying business is issued in the states of New Jersey and Pennsylvania to individual and/or groups of physicians and/or dentists.

                      * Policies shall only include HIV coverage to insured
               medical and dental practitioners of the Ceding Company. Coverages for others for HIV shall only be available upon Reinsurers' approval.

        F. "Loss Ratio" means the ratio of Ultimate Net Losses incurred divided by Cumulative Subject Net Written premium as of the date of calculation.

        G. "Ceded Loss Ratio" means the ratio of ceded Ultimate Net Losses incurred divided by Cumulative Subject Net Written Premium as of the date of calculation for the respective Coverage Year.

        H. "Loss Occurrence" means Loss Occurrence or medical incident, or otherwise the event giving rise to coverage, all as defined and provided within the underlying Policies underwritten by the Ceding Company.

        I. "Coverage Year" means each separate period beginning January 1st and ending December 31st for the Term of this Treaty.

        J. "Term" means the period November 1st, 2000 through December 31st, 2001 and each and every Coverage Year thereafter that this Treaty is in effect. There will be no coverage for policies with advance premium payment on or after November 1st termination in respect of the subsequent Coverage Year.

NET RETAINED LIABILITY

        This Treaty applies only to that portion of any Loss Occurrence or claim first made which the Ceding Company retains net for its own account. All other Reinsurance Agreements shall inure to the benefit of this Treaty and be deemed in place until all liability hereon is finalized.

        The Ceding Company warrants that the maximum Net Retained Liability is as follows:

        POLICIES CLASSIFIED AS:               MAXIMUM NET RETAINED LIABILITY:

        Property insurance:
                Medical Office Policy:        $2,000,000 any one policy
                Other Property Coverage:      $500,000 each and every loss
        All Other Policies:                   $10,000,000 each and every loss

        The above figures pertain to indemnity only. Therefore, Net Retained Liability would be increased in respect of pro rata Loss Adjustment Expenses. The Ceding Company must obtain special acceptance from Reinsurers prior to exceeding the above maximum Net Retained Liability.

        Further more it is warranted that less than 5% (five percent) of the Ceding Company's SNWP or $7,000,000 (seven million dollars), whichever the greater, will originate from assumed reinsurance business other than from Lawrenceville Re and LP&C.

SECTION A: ADVANCE AND ACTUAL CONSIDERATION, SECTION B: ACTUAL CONSIDERATION, ADDITIONAL COVERAGE CONSIDERATION AND CEDING COMMISSION, AND REINSURERS' EXPENSE CHARGE

        SECTION A

               As consideration for Section A for each Coverage Year, the Ceding Company shall pay the Reinsurers annually 75% (seventy-five percent) of all direct advance premium deposits received through December 31st of a respective Coverage Year. Such Consideration shall be credited to the Funds Withheld Account on the November 1st preceding the respective Coverage Year. Section A Advance Consideration shall be provisionally based upon the direct advance premium deposit estimated and reported by the Ceding Company on or before December 15th preceding each Coverage Year. The Ceding Company shall recalculate a final amount within 45 (forty-five) days subsequent to January 1st of the respective Coverage Year. Any additional amount due shall be credited to the Funds Withheld Account on the November 1st preceding the respective Coverage Year. Any return amount due shall be debited to the Funds Withheld Account on the November 1st preceding the respective Coverage year.

               THE PREMIUM IN RESPECT OF SECTION A MAY BE CONVERTED TO SECTION B, SUBJECT TO THE TERMS OF THE TREATY.

        SECTION B

               Commencing with the calendar quarter ending December 31st of each Coverage Year and each subsequent quarter end, the Ceding Company shall calculate the required Section B premium within 45 (forty-five) days of each calendar quarter end. The Reinsurance Premium shall be equal to:

                      1.     46% of ceded ultimate net losses up to 30% of SNWP

                             plus,

                      2. 56% of ceded ultimate net losses in excess of 30% of SNWP up to 60% of SNWP.

               Premium funding rates are net of Ceding Commission and Reinsurers' Expense.

               For each Coverage Year, all premium due hereunder shall be deemed to be credited (or debited) from the Funds Withheld Account as of November 1st of the preceding Coverage Year for Interest Credit purposes hereon. Therefore, any adjustments to increase the reinsurance premium shall result in an Interest Credit from November 1st of the preceding Coverage Year to date for such adjustment. Any adjustments to decrease the reinsurance premium shall result in a reduction of Interest Credit from November 1st of the preceding Coverage Year to date for such adjustment.

        ADDITIONAL COVERAGE CONSIDERATION

               If the amount of the Funds Withheld Account balance falls below $500,000 on a specific Coverage Year, the Reinsurer may unilaterally and individually, for its respective interests, offer at any time for such Coverage Year, and the Ceding Company will accept, Additional Section B Coverage up to 7% of cumulative SNWP excess of 150% of cumulative SNWP in respect of covered losses.

               If Reinsurers offer Additional Section B Coverage, the Reinsurers shall be entitled to an Additional Coverage Consideration equivalent to 60% (sixty percent) of the Additional Coverage provided. The Additional Coverage Consideration shall be withheld by the Ceding Company and credited to the Funds Withheld Account as of the November 1st preceding each Coverage Year for all purposes hereon including Investment Credit. No Reinsurers' Expense Charge shall be due on such Additional Coverage Consideration.






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

        CEDING COMMISSION

               Reinsurers shall allow a Ceding Commission of $1,200,000 (one million, two hundred thousand dollars) to be due to the Ceding Company on November 1st of the preceding Coverage Year. There shall be no increase or decrease to this amount based upon loss experience under this Treaty. The Ceding Company shall debit the Funds Withheld Account as of November 1st of the preceding Coverage Year for all Ceding Commissions.

        REINSURERS' EXPENSE CHARGE

               For each Coverage Year, the provisional Reinsurers' Expense Charge shall be $1,275,000 (one million, two hundred and seventy-five thousand dollars) as respects Section A Advance Consideration for purposes of calculation and payment upon consummation of this Treaty and on or about November 1st prior to each renewal Coverage Year.

               For each Coverage Year, the Reinsurers actual Expense Charge is calculated as follows, subject to a minimum Reinsurers Expense Charge of $1,275,000:

                  Ceded Ultimate Net Loss Ratio         Reinsurers' Expense Charge
                  -----------------------------         --------------------------
                  0% - 60%                              7% of Reinsurance Premium
                  Over 60% to 75%                       8% of Reinsurance Premium

               The Reinsurers' Expense Charge on both the Section A Actual Consideration and Section B Actual Consideration adjustments shall be determined, redetermined and paid annually within 60 (sixty) days in arrears of each calendar year end. Payments shall be made by direct payment from the debtor to creditor party at such times.

               There shall be no interest paid to Reinsurers on Reinsurers' Expenses Charge paid or refund of interest on Reinsurers' Expense Charge which is refunded under this Treaty, upon return Actual Consideration adjustments, if any.

               For purposes of Interest Credit hereon, all Reinsurers' Expense Charge shall be deemed debited or credited as applicable from the Funds Withheld Account as of November 1st of the preceding Coverage Year.

OFFSET AND SECURITY

        A. Each party hereto has the right, which may be exercised at any time, to offset any amounts, whether on account of Consideration or losses and allocated Loss Adjustment Expenses or otherwise, due from such party to another party under this Treaty, against any amounts, whether on account of Consideration or losses and allocated Loss Adjustment Expenses or otherwise due from the latter party to the former party. The Party asserting the right of offset may exercise this right, whether as assuming Reinsurers or Ceding Company in this Treaty.

        B. Each party hereby assigns and pledges to the other party (or to each other party, if more than one) all of its rights under this Treaty to receive Consideration or loss payments at any time from such other party ("Collateral"), to secure its Consideration or loss obligations to such other party at any time under this Treaty ("Secured Obligations"). If at any time a party is in default under any Secured Obligation or shall be subject to any liquidation, rehabilitation, reorganization or conservation proceeding, each other party shall be entitled in its discretion, to apply or to withhold for the purpose of applying in due course, any Collateral assigned and pledged to it by the former party and otherwise to realize upon such Collateral as security for such Secured Obligations.

        C. The security interest described herein, and the term "Collateral," shall apply to all payments and other proceeds in respect of the rights assigned and pledged. A party's security interest in Collateral shall be deemed evidenced only by the counterpart of this Treaty delivered to such party.

        D. Each right under this Article is a separate and independent right, exercisable, without notice or demand, alone or together with other rights, in the sole election of the party entitled thereto, and no waiver, delay, or failure to exercise, in respect of any right, shall constitute a waiver of any other right. The provisions of this Article shall survive any cancellation or other termination of this Treaty.

 REPORTS AND LOSS SETTLEMENTS

        A. Within 60 (sixty) days following the end of each calendar quarter, the Ceding Company will report in writing to the Reinsurers for each Coverage Year:

               1.     SNWP for the quarter and cumulative SNWP.

               2.     All Consideration calculations as necessary.

               3. Summary of subject Ultimate Net Losses paid during the period and inception to date.

               4. Summary of Ultimate Net Losses outstanding including a report of incurred but not reported amounts.





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

               5. The amount of Ultimate Net Losses ceded to this Treaty for the period and inception to date indicating amounts due and outstanding.

               6. Individual claim information (claim managers report) for all individual claims in excess of $2,000,000 (two million dollars) indemnity from ground up and for claims in excess of $750,000 (seven hundred and fifty thousand dollars) upon Reinsurers' specific request.

               7. Any other information needed by the Reinsurers to evaluate this Treaty which is reasonably available to the Ceding Company.

               8. A report detailing the activity and balance within the Funds Withheld Account.

        B.     1.     Loss Settlements

                             Following each quarterly report, the Reinsurers
                      shall pay all cumulative Ultimate Net Losses Paid in respect of Business Covered by the Ceding Company on and after January 1st of each respective Coverage Year in excess of the Ceding Company's Retention subject to the Aggregate Limits hereon. Payment shall be made at 90 (ninety) days following each calendar quarter end, if paid by Reinsurers from other funds of the Reinsurers. Loss Settlements shall be first paid by deduction from the Funds Withheld Account, this account shall be debited at 90 (ninety) days following each calendar quarter. Loss reimbursement at any calendar quarter for each Coverage Year shall be equal to the amount of such cumulative Ultimate Net Losses Paid at each date in excess of the Retention less net loss reimbursements previously made by the Reinsurers, subject to the Aggregate Limits in accordance with the COVERAGES AND AGGREGATE LIMITS Article.

               2.     Order of Settlements

                             All loss payments, including all Commutation
                      payments, if any, above will be firstly made by deduction from the Consideration and then from the Interest Credit components of the Funds Withheld Account by the Ceding Company until depleted. Thereafter, Reinsurers shall pay from other funds of Reinsurers subject to all of the terms hereon.





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

FUNDS WITHHELD ACCOUNT AND INTEREST CREDIT

FUNDS WITHHELD ACCOUNT

        For purposes of this Article, the Ceding Company shall maintain a cumulative Funds Withheld Account separately for each individual Coverage Year comprised of the following Coverage Year amounts:

               1. The Funds Withheld Account at October 30th preceding the Coverage Year shall be equal to zero.

               2. The Funds Withheld Account at each subsequent calendar quarter end shall be equal to:

                             a. The Funds Withheld Account at the end of such prior calendar quarter; plus

                             b. Any amounts credited or debited during the quarter for the following:

                                            Section A Advance and Actual
                                    Consideration, Section B Actual
                                    Consideration including adjustments,
                                    Additional Coverage Consideration, if any;
                                    less

                             c.     Reinsurers' Expense Charge, if any; less

                             d.     Ceding Commissions; less

                             e. Ceded Ultimate Net Losses paid under this Treaty for the prior calendar quarter from the Funds Withheld Account (including Commutation payments); plus

                             f.     Interest Credit.

        The Ceding Company shall report balances quarterly to the Reinsurers as soon as practicable but no later than 75 (seventy-five) days in arrears of each calendar quarter end.

        The Reinsurers shall not transfer or assign their rights to the Funds Withheld Account hereon unless this Treaty is surrendered and a new Treaty is issued. Under any and all circumstances, the Ceding Company must make a book entry of a transfer or assignment in order for such transfer or assignment to be valid.

        Upon finalization of the payment of all losses recoverable hereon and/or Commutation for any Coverage Year, if any, the Reinsurers will pay to the Ceding




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

Company the entire amount of the remaining Funds Withheld Account balance, if any, received by the Reinsurers.

INTEREST CREDIT

        For each Coverage Year, the Ceding Company shall credit the Funds Withheld Account monthly at each month end with interest calculated by applying a monthly rate equal to one-twelfth (1/12th) of the percentage stipulated below multiplied by the actual daily average Funds Withheld Account balance for the respective calendar month where the percentage equals:

               7.254% if the 12 month U.S. Treasury Bill rate is 7.254% or less;

                      or

               7.254% + 50% of the amount by which the 12 month U.S. Treasury Bill rate is greater than 7.254%.

        The 12 month U.S. Treasury Bill rate to be used each year is the rate in effect on the first business day of each year as reported in the Wall Street Journal on the second business day of each year.

        Interest Credit shall continue even in the event of the Ceding Company's insolvency.

        All Reinsurers' Expense Charges shall be deemed debited from the Funds Withheld Account as of the November 1st preceding the applicable Coverage Year.

LIABILITY OF THE REINSURERS AND CURRENCY

A. The liability of the Reinsurers shall follow that of the Ceding Company in every case and be subject in all respects to all the general and specific stipulations, clauses, waivers and modifications of the Ceding Company's policies and any endorsements thereon. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Treaty.

B. Nothing herein shall in any manner create any obligation or establish any rights against the Reinsurers in favor of any third party or any persons not parties to this Treaty.

C. All of the provisions of this Treaty involving dollar amounts are expressed in terms of United States Dollars and all Consideration and loss and allocated Loss Adjustment Expense payments hereunder shall be made in United States Dollars.

COMMUTATION

        The Ceding Company shall have the sole option, effective at any calendar year end on or after December 31st of each Coverage year to commute all ceded liability outstanding hereunder in respect of a specific Coverage year. At Commutation, the Funds Withheld Account shall be dissolved and the Ceding Company shall pay the entire amount of the respective Coverage Year Funds Withheld Account to the Reinsurers hereon. The Ceding Company may offset the payment of the Funds Withheld Account against the Commutation payment required at such time.

        Upon commutation, the Reinsurers will pay to the Ceding Company a Profit Commission equal to 100% of the positive Funds Withheld Account balance and said payment shall constitute a full and final settlement of all terms of this Treaty in respect of the specific Coverage Year; the Ceding Company will execute a hold harmless Agreement so stating and the Reinsurers will be thereby released from all current and future liability hereunder for such Coverage Year.

EXCESS OF ORIGINAL POLICY LIMITS

        This Treaty shall protect the Ceding Company, within the limits hereof, for 90% (ninety percent) of loss in excess of its original policy limits, such loss in excess of the limit having been incurred because of failure by it to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of an appeal consequent upon such action.

        For the purpose of this Article, the word "loss" shall mean any amounts for which the Ceding Company would have been contractually liable to pay had it not been for the limit of the original policy.

        However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Ceding Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

EXTRA CONTRACTUAL OBLIGATIONS

        This Treaty shall protect the Ceding Company for 90% (ninety percent) of any Extra Contractual Obligations within the limits hereof. The term "Extra Contractual Obligations" is defined as those liabilities not covered under any other provision of this Treaty and which arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Ceding Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action.

        The date on which any Extra Contractual Obligation is incurred by the Ceding Company shall be deemed, in all circumstances to be the date of the original Loss Occurrence.

        However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Ceding Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

DELAYS, ERRORS AND OMISSION

        Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay and notification, omission or error is rectified upon discovery.

ACCESS TO RECORDS

        The Ceding Company shall place at the disposal of the Reinsurers at all times, and the Reinsurers shall have the right to inspect, through its authorized representatives, all books, records and papers of the Ceding Company in connection with any reinsurance hereunder, or claims in connection herewith.

        The Reinsurers agree that they will not disclose any confidential information obtained by it hereunder to parties not subject to this Treaty except under the following circumstances and then only as necessary:

               A. When disclosure of such information is required in the normal course of Reinsurers' business; or

               B.     With the prior written consent of the Ceding Company; or

               C. When Reinsurers are required by a subpoena or court order to disclose such information. The Reinsurers shall promptly notify the Ceding Company of any attempt by a third party to obtain from it any such confidential information.

        Reinsurers will provide the Ceding Company or its designated representative with such information as Reinsurers and Ceding Company may agree is necessary to the Ceding Company's handling of the business reinsured herein.

        The obligations contained in this provision shall survive termination of this Treaty.

ACTUARIAL REVIEW

        Should the Reinsurers desire at any time to review the loss reserves established by the Ceding Company as respects Ultimate Net Losses, the Reinsurers shall select an independent actuarial firm acceptable to the Ceding Company to perform a reserve analysis. The costs of any reserve analysis performed under this Article will be borne by the Reinsurers hereon. Such a review shall be subject to the provisions of the ACCESS TO RECORDS Article.

LOSS RESERVE AND ADVANCE PREMIUM FUNDING

        The Reinsurers will maintain appropriate reserves with respect to their share of the Advance Premium and loss reserves ceded and required under the terms of this Treaty which are reported by the Ceding Company on the Business Covered of this Treaty.

        During the Term of this Treaty the Reinsurers agree to provide a clean, irrevocable and unconditional Letter of Credit in favor of the Ceding Company issued by a bank acceptable to the Ceding Company adjusted to at all times be equal to the ceded cumulative Ultimate Net Losses outstanding and Advance Premium ceded hereunder less the Funds Withheld Account balance at such dates. Such Letter of Credit shall be in the form, amount and with an acceptable NAIC bank required to allow the Ceding Company to take Full Statutory Credit for amounts recoverable under this Treaty.

        The Ceding Company also agrees to not make drawings upon the Letter of Credit provided by the Reinsurers for any purpose other than to reimburse the Ceding Company for loss settlements due under this Treaty for which one or more of the Reinsurers are in default by more than seven days and provided that the Ceding Company shall give the Reinsurers three days written notice prior to making any drawings.

        The Ceding Company shall reimburse the Reinsurers for annual security cost equal to 0.50% (zero point five percent) of the amount of the Letter of Credit issued or maintained hereon as of each December 31st. The Reinsurers shall request such reimbursement whereupon the Ceding Company shall make payment by direct wire transfer to the Reinsurers. All such amounts shall not be deducted from the Funds Withheld Account.

FUNDS WITHHELD TRUST ACCOUNT

        In the event that the Ceding Company experiences any one of the following circumstances, the Reinsurers may require a Trust Fund, with an independent bank, to be established for the purposes of collateralizing the Funds Withheld Account heron:

               1. The Ceding Company's A.M. Best's Rating is downgraded below B+; or

               2. The Ceding Company's combined statutory capital and surplus falls below $60,000,000 (sixty million dollars); or

               3. The Ceding Company is acquired or becomes controlled or amalgamated with or has its shares purchased for the purpose of gaining control by any other party.

        The Ceding Company shall fully and promptly comply with such request from the Reinsurers. The Ceding Company shall transfer marketable assets with a market value equal to the required Funds Withheld Account balance within 30 (thirty) days from the Reinsurers' request to do so. The Ceding Company shall also transfer additional assets to the Trust Fund, if needed, to maintain the Trust Fund balance to be equal to the Funds Withheld requirement at each calendar quarter end including the requisite Interest Credit required hereon.

INSOLVENCY

A. In the event of the insolvency of the Ceding Company, the reinsurance under this Treaty shall be payable by the Reinsurers (on the basis of the liability of the Ceding Company) to the Ceding Company or to its liquidator, receiver or statutory successor.

B. It is agreed, however, that the liquidator or receiver or statutory successor of the insolvent Ceding Company shall give written notice to the Reinsurers of the pendency of a claim against the insolvent Ceding Company on the policy or policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that, during the pendency of such claim, the Reinsurers may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Ceding Company or its liquidator or receiver or statutory successor. Accidental failure to give such notice shall not excuse the obligation unless Reinsurers are substantially prejudiced by the failure to give such notice. The expense thus incurred by the Reinsurers shall be chargeable, subject to court approval, against the insolvent Ceding Company as part of the expense of liquidation to the extend of a proportionate share of the benefit which may accrue to the Ceding Company solely as a result of the defense undertaken by the Reinsurers.

C. Should the Ceding Company go into liquidation or should a receiver be appointed, the Reinsurers shall be entitled to deduct from any sums which may be or may become due to the Ceding Company under this Treaty any sums which are due to the Reinsurers by the Ceding Company under this Treaty and which are payable at a fixed or stated date, as well as any other sums due the Reinsurers which are permitted to be offset under applicable law.

ARBITRATION

A. As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereinafter arising with respect to this Treaty, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration. One Arbiter shall be chosen by the Ceding Company, the other by the Reinsurers, and the Umpire shall be chosen by the two Arbiters before they enter upon arbitration, all of whom shall be active or retired disinterested executive officers of insurance or reinsurance companies. In the event that either party should fail to chose an Arbiter within 30 (thirty) days following a written request by the other party to do so, the requesting party may choose two Arbiters who shall in turn choose an Umpire before entering upon arbitration. If the two Arbiters fail to agree upon the selection of an Umpire within 30 (thirty) days following their appointment, each Arbiter shall nominate three candidates within 10 (ten) days thereafter, two of whom the other shall decline, and the decision shall be made by drawing lots.

B. Each party shall present its case to the Arbiters within 30 (thirty) days following the date of appointment of the Umpire. The Arbiters shall consider this Treaty as an honorable engagement rather than merely as a legal obligation and they are relieved of all judicial formalities and may abstain from following the strict rules of law. The decision of the Arbiters shall be final and binding on both parties; but failing to agree, they shall call in the Umpire and the decision of the majority shall be final and binding upon both parties. The decision shall be made in writing and will state the factual and legal basis supporting such decision. Judgment upon the final decision of the Arbiters may be entered in any court of competent jurisdiction.

C. If more than one Reinsurer is involved in the same dispute, all such Reinsurers shall constitute and act as one party for the purposes of this Article and communications shall be made by the Ceding Company to each of the Reinsurers constituting one party provided, however, that nothing herein shall impair the rights of such Reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers participating under the terms of this Treaty from several to joint.

D. Each party shall bear the expense of its own Arbiter, and shall jointly and equally bear with the other the expense of the Umpire and of the arbitration. In the event that the two Arbiters are chosen by one party, as above provided, the expense of the Arbiters, the Umpire and the arbitration shall be equally divided between the two parties. Any arbitration shall be conducted in Lawrenceville, New Jersey.

CHANGES IN ADMINISTRATIVE PRACTICE

        If any intentional or unintentional change in the Ceding Company's processing or payment of claims materially increases the Reinsurers' economic loss under this Treaty from what the economic loss would have been if there had been no such change, the Reinsurers shall prepare, and the Ceding Company shall accept, an adjustment of the portion of claims which is reimbursable, or any adjustments which will make the Reinsurers' risk position equivalent to that which would have been obtained under this Treaty if there had been no such change. The Reinsurers shall have the right to use auditing techniques, sampling techniques, or to otherwise investigate the nature and effect of any such change in administrative practices or of any possible compensatory adjustment therefor. Any dispute with respect to such adjustment shall be resolved by arbitration as provided in the ARBITRATION Article.

TAXES

        The Ceding Company is solely liable for any Federal Excise Tax (FET) applicable to this Treaty. Any FET to be paid shall be paid directly by the Ceding Company to the taxing authorities and is in addition to the Consideration. No deduction shall be made from the Funds Withheld Account.

SERVICE OF SUIT

        It is agreed that in the event of the failure of Reinsurers hereon to pay any amount claimed to be due hereunder, Reinsurers hereon, at the request of the Ceding Company will submit to the jurisdiction of a court of competent jurisdiction within the United States. The foregoing shall not constitute a waiver of the right of the Reinsurers to commence any suit in, or to remove, remand or transfer any suit to any other court of competent jurisdiction in accordance with the applicable statutes of the state or United States pertinent thereto. It is further agreed that this Treaty shall be governed by the laws of the State of New Jersey.

        It is further agreed that service of process in such suit may be made upon Mendes and Mount, 750 Seventh Avenue, New York, New York 10019-6829, United States of America and that in any suit instituted against any one of them upon this Treaty, Reinsurers will abide by the final decision of such Court or any Appellate Court in the event of an appeal.

        The above named are authorized and directed to accept service of process on behalf of Reinsurers in any suit and/or upon the request of the Ceding Company to give a written undertaking to the Ceding Company that they will enter a general appearance upon Reinsurers' behalf in the event such a suit shall be instituted.

        Further, pursuant to any statute of any state, territory or District of the United States which makes provision therfor, Reinsurers hereon hereby designate the

Superintendent, Commissioner or Director of Insurance or other officer specified for that purpose in the statute, or his successor or successors in office, as their true and lawful attorney upon whom may be served any lawful process in any action, suit or proceeding instituted by or on behalf of the Ceding Company or any beneficiary hereunder arising out of this Treaty, and hereby designate the above named as the person to whom said officer is authorized to mail such process or a true copy thereof.

NO ASSIGNMENT

        The Ceding Company and the Reinsurers hereon hereby agree that neither party shall have the right to assign its respective interests and liabilities, including the Funds Withheld Account, under this Treaty.

        Notwithstanding the above, this Article shall not restrict the Ceding Company from making investments it deems appropriate.

INTERMEDIARY

        Aon Re Inc., an Illinois corporation, or one of its affiliated corporations duly licensed as a reinsurance intermediary, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss expenses, salvages, and loss settlements) relating to this Agreement will be transmitted to the Ceding Company or the Reinsurers through the Intermediary. Payments by the Ceding Company to the Intermediary will be deemed payment to the Reinsurers. Payments by the Reinsurers to the Intermediary will be deemed payment to the Ceding Company only to the extent that such payments are actually received by the Ceding Company.

IN WITNESS WHEREOF, the parties hereto have caused this Treaty to be executed by their duly authorized representatives.

Signed at Lawrenceville, New Jersey

                   for and on behalf of MIIX INSURANCE COMPANY



Signature:                                  Title:
            ------------------------------         ------------------------
Attest:                                     Date:
            ------------------------------         ------------------------

Signed at DUBLIN, IRELAND

                 HANNOVER REINSURANCE (IRELAND) LIMITED. 80%
                  E + S REINSURANCE (IRELAND) LIMITED. 20%



Signature:                                  Title:
            ------------------------------         ------------------------
Attest:                                     Date:
            ------------------------------         ------------------------

U.S.A.

   NUCLEAR INCIDENT EXCLUSION CLAUSE--LIABILITY--REINSURANCE

1. This reinsurance does not cover any loss or liability accruing to the Reassured as a member of, or subscriber to, any association of insurers or reinsurers formed for the purpose of covering nuclear energy risks or as a direct or indirect reinsurer of any such member, subscriber or association.

2. Without in any way restricting the operation of paragraph 1 of this Clause it is understood and agreed that for all purposes of this reinsurance all the original policies of the Reassured (new, renewal and replacement) of the classes specified in Clause II of this paragraph 2 from the time specified in Clause III in this paragraph 2 shall be deemed to include the following provision (specified as the Limited Exclusion Provision):

    Limited Exclusion Provision*

    I. It is agreed that the policy does not apply under any liability coverage, to {injury, sickness, disease, death or destruction bodily injury or property damage} with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability.

    II. Family Automobile Policies (liability only), Special Automobile Policies (private passenger automobiles, liability only), Farmers Comprehensive Personal Liability Policies (liability only), Comprehensive Personal Liability Policies (liability only) or policies of a similar nature; and the liability portion of combination forms related to the four classes of policies stated above, such as the Comprehensive Dwelling Policy and the applicable types of Homeowners Policies.

    III. The inception dates and thereafter of all original policies as described in II above, whether new, renewal or replacement, being policies which either
         (a) become effective on or after 1st May, 1960, or
         (b) become effective before that date and contain the Limited Exclusion Provision set out above;
         provided this paragraph 2 shall not be applicable to Family Automobile Policies, Special Automobile Policies, or policies or combination policies of a similar nature, issued by the Reassured on New York risks, until 90 days following approval of the Limited Exclusion Provision by the Governmental Authority having jurisdiction thereof.

3. Except for those classes of policies specified in Clause II of paragraph 2 and without in any way restricting the operation of paragraph 1 of this Clause, it is understood and agreed that for all purposes of this reinsurance the original liability policies of the Reassured (new, renewal and replacement) affording the following coverages:
        Owners, Landlords and Tenants Liability, Contractual Liability, Elevator Liability, Owners or Contractors (including railroad) Protective Liability, Manufacturers and Contractors Liability, Product Liability, Professional and Malpractice Liability, Storekeepers Liability, Garage Liability, Automobile Liability (including Massachusetts Motor Vehicle or Garage Liability)
    shall be deemed to include, with respect to such coverages, from the time specified in Clause V of this paragraph 3, the following provision (specified as the Broad Exclusion Provision):

    Broad Exclusion Provision*

    It is agreed that the policy does not apply:

    I. Under any Liability Coverage, to {injury, sickness, disease, death or destruction bodily injury or property damage}

        (a) with respect to which an insured under the policy is also an insured under a nuclear energy liability policy issued by Nuclear Energy Liability Insurance Association, Mutual Atomic Energy Liability Underwriters or Nuclear Insurance Association of Canada, or would be an insured under any such policy but for its termination upon exhaustion of its limit of liability; or
         (b) resulting from the hazardous properties of nuclear material and with respect to which (1) any person or organization is required to maintain financial protection pursuant to the Atomic Energy Act of 1954, or any law amendatory thereof, or (2) the insured is, or had this policy not been issued would be, entitled to indemnity from the United States of America, or any agency thereof, under any agreement entered into by the United States of America, or any agency thereof, with any person or organization.

    II. Under any Medical Payments Coverage, or under any Supplementary Payments Provision relating to {immediate medical or surgical relief first aid,} to expenses incurred with respect {to bodily injury, sickness, disease or death bodily injury} resulting from the hazardous properties of nuclear material and arising out of the operation of a nuclear facility by any person or organization.

    III. Under any Liability Coverage, to {injury, sickness, disease, death or destruction bodily injury or property damage} resulting from the hazardous properties of nuclear material, if
           (a) the nuclear material (1) is at any nuclear facility owned by, or operated by or on behalf of, an insured or (2) has been discharged or dispersed therefrom;

           (b) the nuclear material is contained in spent fuel or waste at any time possessed, handled, used, processed, stored, transported or disposed of by or on behalf of an insured; or

           (c) the {injury, sickness, disease, death or destruction bodily injury or property damage} arises out of the furnishing by an insured of services, materials, parts or equipment in connection with the planning, construction, maintenance, operation or use of any nuclear facility, but if such facility is located within the United States of America, its territories, or possessions or Canada, this exclusion (c) applies only to {injury to or destruction of property at such nuclear facility. property damage to such nuclear facility and any property thereat.}

    IV. As used in this endorsement:

           "HAZARDOUS PROPERTIES" include radioactive, toxic or explosive properties; "NUCLEAR MATERIALS" means source materials, special nuclear material or byproduct material; "SOURCE MATERIAL," "SPECIAL NUCLEAR MATERIAL," and "BYPRODUCT MATERIAL" have the meanings given them in the Atomic Energy Act of 1954 or in any law amendatory thereof; "SPENT FUEL" means any fuel element or fuel component, solid or liquid, which has been used or exposed to radiation in a nuclear reactor; "WASTE" means any waste material (1) containing byproduct material and (2) resulting from the operation by any person or organization of any nuclear facility included within the definition of nuclear facility under paragraph (a) or (b) thereof; "NUCLEAR FACILITY" means
           (a) any nuclear reactor,
           (b) any equipment or device designed or used for (1) separating the isotopes of uranium or plutonium, (2) processing or utilizing spent fuel, or (3) handling, processing or packaging waste,
           (c) any equipment or device used for the processing, fabricating or alloying of special nuclear material if at any time the total amount of such material in the custody of the insured at the premises where such equipment or device is located consists of or contains more than 25 grams of plutonium or uranium 233 or any combination thereof, or more than 250 grams of uranium 235,
           (d) any structure, basin, excavation, premises or place prepared or used for the storage or disposal of waste, and includes the site on which any of the foregoing is located, all operations conducted on such site and all premises used for such operations; "NUCLEAR REACTOR" means any apparatus designed or used to sustain nuclear fission in a self-supporting chain reaction or to contain a critical mass of fissionable material;

           {With respect to or destruction of property, the word "injury" or "destruction" includes all forms of radioactive contamination of property. "property damage" includes all forms of radioactive contamination of property.}

    V. The inception dates and thereafter of all original policies affording coverages specified in this paragraph 3, whether new, renewal or replacement, being policies which become effective on or after 1st May, 1960, provided this paragraph 3 shall not be applicable to
        (i) Garage and Automobile Policies issued by the Reassured on New York risks, or
        (ii) statutory liability insurance required under Chapter 90, General Laws of Massachusetts, until 90 days following approval of the Broad Exclusion Provision by the Governmental Authority having jurisdiction thereof.

4. Without in any way restricting the operation of paragraph 1 of this Clause, it is understood and agreed that paragraphs 2 and 3 above are not applicable to original liability policies of the Reassured in Canada and that with respect to such policies this Clause shall be deemed to include the Nuclear Energy Liability Exclusion Provisions adopted by the Canadian Underwriters' Association or the Independent Insurance Conference of Canada.
-------------------------------------------------------------------------------

* NOTE: The words printed in italics in the Limited Exclusion Provision and in the Broad Exclusion Provision shall apply only in relation to original liability policies which include a Limited Exclusion Provision or a Broad Exclusion Provision containing those words.

N.M.A. 1590 (21/9/67)
Approved by Lloyd's Underwriters' Non-Marine Association.


                      AMENDMENT TO THE DEFINITION OF WASTE

It is agreed that the definition of "WASTE" contained in sub-paragraph IV above is amended to read as follows:
                           "WASTE" means any material

(a) containing byproduct material other than the tailings or waste produced by the extraction or concentration of uranium or thorium from any ore processed primarily for its source material content, and
(b) resulting from the operation by any person or organization of any nuclear facility included under the first two paragraphs of the definition of nuclear facility.

              NORTH AMERICAN WAR EXCLUSION CLAUSE (REINSURANCE)

As regards interests which at time of loss or damage are on shore, no liability shall attach hereto in respect of any loss or damage which is occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, or martial law or confiscation by order of any government or public authority.

This War Exclusion shall not, however, apply to interests which at time of loss or damage are within the territorial limits of the United States of America (comprising the fifty States of the Union and the District of Columbia and including Bridges between the U.S.A. and Mexico provided they are under United States ownership), Canada, St. Pierre and Miquelon, provided such interests are insured under policies, endorsements or binders containing standard war or hostilities or warlike operations exclusion clause.


N.M.A. 1230 (20/8/59)
Approved by Lloyd's Underwriters' Fire and Non-Marine Association.